As filed with the Securities and Exchange Commission on November 24, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  [  ]
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[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

THE CALDWELL & ORKIN FUNDS, INC.

(Name of Registrant as Specified In Its Charter)
Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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Proxy Statement
[Proxy Date], 2017

Important Voting Information Inside

Caldwell & Orkin Market Opportunity Fund (COAGX)

Please vote immediately!

You can vote through the internet, by telephone, or
by mail. Details on voting can be found on
 your proxy card.

225 Pictoria Drive, Suite 450
Cincinnati, OH 45246

SPECIAL MEETING OF SHAREHOLDERS

Important Voting Information Inside!

TABLE OF CONTENTS

Letter from the President	4
Notice of Special Meeting of Shareholders	7
Important Information to Help You Understand the Proposals	8
Proxy Statement	13
Proposal 1: To approve a proposed new investment advisory agreement to be entered into by and between The Caldwell & Orkin Funds, Inc., on behalf of the Caldwell & Orkin Market Opportunity Fund, and Gator Capital Management, LLC.

Proposal 2: To elect the Directors to serve on the Board of Directors
Proposal 3: To transact any other business that may properly come before the Meeting or any adjournment thereof in the discretion of the proxies or their substitutes
Additional Information Regarding Shareholders And Voting Requirements	32
Additional Information Regarding the Operation of the Fund	33
Other Matters	34
Exhibit A: Form of the proposed new investment advisory agreement to be entered into by and between The Caldwell & Orkin Funds, Inc., on behalf of the Caldwell & Orkin Market Opportunity Fund, on behalf of the Fund, and Gator Capital Management, LLC.
A-1

November [Date], 2017

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders (the “Meeting”) of the sole series of The Caldwell & Orkin Funds, Inc. (the “Company”), the Caldwell & Orkin Market Opportunity Fund (the “Fund”), to be held at 4:00 p.m., Eastern time, on February 8, 2018 at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246. Formal notice of the Meeting appears after this letter, followed by a Proxy Statement. We hope that you can attend the Meeting in person; however, we urge you in any event to vote your shares by completing and returning the enclosed proxy card in the envelope provided, or by voting by telephone or through the internet at your earliest convenience.

At the Meeting, shareholders of the Fund will be asked to vote on the following, each of which is described in more detail below and in the Proxy Statement: (1) the approval of a new investment advisory agreement; (2) the election of three new Directors to serve on the Board of Directors; and (3) any other business that may properly come before the Meeting or any adjournment thereof in the discretion of the proxies or their substitutes.

1.	Approval of a new Investment Advisory Agreement

As you are aware, Michael B. Orkin has been the Fund’s Chief Investment Officer and has been primarily responsible for the day-to-day management of the Fund’s portfolio since August 24, 1992. Mr. Orkin is President of C&O Funds Advisor, Inc. and Chief Executive Officer and sole owner of Caldwell & Orkin, Inc., the parent company of C&O Funds Advisor, Inc., which, until November 1, 2017 served as the investment adviser of the Fund (the “Former Adviser”).

Earlier this year, after careful consideration, Mr. Orkin decided to retire from full-time asset management and informed the Board of Directors of the Company (the “Board” or the “Board of Directors”) of his decision. The Board determined, after careful consideration, that the best interests of the Fund and its shareholders could be best served by the selection of a suitable new investment adviser. The Board asked Mr. Orkin to recommend a replacement investment adviser and, in coordination with Mr. Orkin, simultaneously performed an independent search for a suitable successor. Mr. Orkin then worked with the Board to perform due diligence on several qualified investment advisers. After careful consideration, including a series of calls and meetings between July 31, 2017 and October 31, 2017 and detailed review of information provided by the Former Adviser and the potential replacement investment advisers, the Board is recommending Gator Capital Management, LLC (the “New Adviser” or “Gator”), an investment adviser located in Tampa, Florida, owned and managed by Derek Pilecki, as the new investment adviser for the Fund.

After the Board determined to recommend the New Adviser as the new investment adviser for the Fund, the Fund entered into an interim investment advisory agreement (the “Interim Agreement”) effective November 1, 2017 on substantially the same terms as the then-current investment advisory agreement (the “Former Agreement”) between the Fund and the Former Adviser, except for the term and escrow provisions described in the Proxy Statement.

The Board is now requesting that shareholders approve a new investment advisory agreement (the “New Agreement”) between the Fund and the New Adviser, which will be on substantially the same terms as the Former Agreement. If approved, the New Agreement, which will have an initial term of 2 years and which may be extended by the Board annually thereafter, will replace the Interim Agreement effective upon adjournment of the Shareholder Meeting.

After careful consideration, the Board has unanimously approved, on behalf of the Fund, the New Agreement, and unanimously recommends that you vote “FOR” approval of the New Agreement for the Fund.

2.	Election of Directors

The Board currently consists of four individuals: David L. Eager, Michael B. Orkin, James L. Underwood, and Frederick T. Blumer. Several of those individuals have served on the Board for many years, and believe that, after the New Agreement is approved, it would be an appropriate time to retire from the Board. Accordingly, three of the current Directors (David L. Eager, Michael B. Orkin, and James L. Underwood) have decided to retire from the Board after the New Agreement is approved and three new Directors are elected to the Board. In anticipation of the aforementioned retirements, the Board has worked with the New Adviser to identify three nominees (the “Nominees”) with experience as investment company directors or trustees and with strong working relationships with the New Adviser. The Nominees are Bevin E. Newton, Rhett E. Ingerick, and Derek Pilecki. You are being asked to vote on the election of the Nominees to serve on the Board. The Nominees, two of which would be independent Directors, will join Frederick T. Blumer on the Board. As previously stated, the other current Directors plan to retire from the Board once the New Agreement is approved and the Nominees are elected. The Board unanimously recommends that you vote “FOR” the election of each of the Nominees as Directors of the Company.

3.	Other Business

The Directors, officers, and shareholders of the Fund will transact any other business that may properly come before the Meeting or any adjournment thereof in the discretion of the proxies or their substitutes.

Your vote is important regardless of the number of shares you own. In order to avoid the added cost of follow-up solicitations and possible adjournments, please take a few minutes to read the Proxy Statement and cast your vote. It is important that your vote be received no later than 11:59 p.m., Eastern time, on _________, 2017.

In addition to voting by mail you may also vote either by telephone or through the internet as follows:

	TO VOTE BY TELEPHONE:		TO VOTE BY INTERNET:
1)	Read the Proxy Statement and have the enclosed proxy card at hand	1)	Read the Proxy Statement and have the enclosed proxy card at hand
2)	Call the toll-free number that appears on the enclosed proxy card and follow the simple instructions	2)	Go to the website that appears on the enclosed proxy card and follow the simple instructions

You are encouraged to vote by telephone or through the internet using the control number that appears on the enclosed proxy card. Use of telephone or internet voting will reduce the time and costs associated with this proxy solicitation. Whichever method you choose, please read the enclosed Proxy Statement carefully before you vote.

We appreciate your participation and prompt response in this matter and thank you for your continued support. If you have any questions after considering the enclosed materials, please call Okapi Partners, the Fund’s proxy solicitor, toll free at (855) 305-0855.

Sincerely,

Michael B. Orkin
Director, The Caldwell & Orkin Funds, Inc.

Derek Pilecki
President, The Caldwell & Orkin Funds, Inc.

The Caldwell & Orkin Funds, Inc.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD AT 4:00 P.M., EASTERN TIME, ON FEBRUARY 8, 2018. THE PROXY STATEMENT IS AVAILABLE AT HTTP://WWW.OKAPIVOTE.COM/COAGX OR BY CALLING OKAPI PARTNERS TOLL FREE AT (855) 305-0855.

To the Shareholders of the Caldwell & Orkin Market Opportunity Fund:

 NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the “Meeting”) of the sole series of The Caldwell & Orkin Funds, Inc. (the “Company”), the Caldwell & Orkin Market Opportunity Fund (the “Fund”), to will be held at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246 at 4:00 p.m., Eastern time, on February 8, 2018. The purpose of the Meeting is to consider and vote on the following matters:

1.	To approve a proposed new investment advisory agreement to be entered into by and between the Company, on behalf of the Fund, and Gator Capital Management, LLC (the “New Adviser” or “Gator”).

2.	To elect three new Directors to serve on the Board of Directors.

3.	To transact any other business that may properly come before the Meeting or any adjournment thereof in the discretion of the proxies or their substitutes.

Shareholders of record of the Fund as of the close of business on November 24, 2017 will be entitled to notice of and to vote at the Meeting or any adjournment thereof. A Proxy Statement and proxy card solicited by the Company are included herewith.

PLEASE VOTE BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD, THUS AVOIDING UNNECESSARY EXPENSE AND DELAY. YOU MAY ALSO EXECUTE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

By order of the Board of Directors,

Derek Pilecki
President, The Caldwell & Orkin Funds, Inc.

Dated:	[Proxy Date], 2017

IMPORTANT INFORMATION TO HELP YOU UNDERSTAND THE PROPOSALS

You should carefully read the entire text of the Proxy Statement. We have provided you with a brief overview of the Proxy Statement using the questions and answers below.

QUESTIONS AND ANSWERS

Q. What is happening? Why did I get this package of materials?

A. You are receiving the enclosed Proxy Statement as a shareholder of the sole series of The Caldwell & Orkin Funds, Inc. (the “Company”), the Caldwell & Orkin Market Opportunity Fund (the “Fund”), in connection with a special meeting of shareholders of the Fund (the “Meeting”) scheduled to be held at 4:00 p.m., Eastern Time, on February 8, 2018. All holders of Fund shares as of the close of business on November 24, 2017 (the “Record Date”) are entitled to attend and vote at the Meeting.

Q: What am I being asked to vote on?

A: You are being asked to approve the following proposals (the “Proposals” and each a “Proposal”):

(i)	To approve a proposed new investment advisory agreement to be entered into by and between the Company, on behalf of the Fund, and Gator Capital Management, LLC;

(ii)	To elect three new Directors to serve on the Board of Directors; and

(iii)	To transact any other business that may properly come before the Meeting or any adjournment thereof in the discretion of the proxies or their substitutes.

Q. How does the Board of Directors of the Company (the “Board” or the “Board of Directors”) recommend that I vote with respect to each Proposal?

A. After careful consideration of the Proposals, the Board, including each of the independent Directors, unanimously recommends that you vote FOR each of the Proposals.

Q: Why am I being asked to vote on the New Agreement?

A: As you are aware, Michael B. Orkin has been the Fund’s Chief Investment Officer and has been primarily responsible for the day-to-day management of the Fund’s portfolio since August 24, 1992. Mr. Orkin is President of C&O Funds Advisor, Inc. and Chief Executive Officer and sole owner of Caldwell & Orkin, Inc., the parent company of C&O Funds Advisor, Inc., which, until November 1, 2017 served as the investment adviser of the Fund (the “Former Adviser”).

Earlier this year, after careful consideration, Mr. Orkin decided to retire from full-time asset management and informed the Board of Directors of the Company (the “Board” or the “Board of Directors”) of his decision. The Board determined, after careful consideration, that the best interests of the Fund and its shareholders could be best served by the selection of a suitable new investment adviser. The Board asked Mr. Orkin to recommend a replacement investment adviser and, in coordination with Mr. Orkin, simultaneously performed an independent search for a suitable successor. Mr. Orkin then worked with the Board to perform due diligence on several qualified investment advisers. After careful consideration, including a series of calls and meetings between July 31, 2017 and October 31, 2017 and detailed review of information provided by the Former Adviser and the potential replacement investment advisers, the Board is recommending Gator Capital Management, LLC (the “New Adviser” or “Gator”), an investment adviser located in Tampa, Florida, owned and managed by Derek Pilecki, as the new investment adviser for the Fund.

After the Board determined to recommend the New Adviser as the new investment adviser for the Fund, the Fund entered into an interim investment advisory agreement (the “Interim Agreement”) on substantially the same terms as the then-current investment advisory agreement (the “Former Agreement”) between the Fund and the Former Adviser. The Interim Agreement became effective on November 1, 2017, after the successful closing of an asset purchase agreement (the “APA”) by and among the Former Adviser, Mr. Orkin and Gator, which included as consideration a declining percentage (from 100% to 20%) of the New Adviser’s revenue from the Fund under the New Agreement, to be paid over a period of 10 years commencing on the effective date of the New Agreement. Mr. Orkin has also been providing consulting services to the New Adviser since November 1, 2017 pursuant to a Consulting Agreement.

Also on October 10, 2017, the Board unanimously approved the New Agreement. However, under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the New Agreement requires shareholder approval by the Fund’s shareholders in order to become effective with respect to the Fund. Therefore, the Board is submitting the New Agreement to shareholders for approval. If approved, the New Agreement, which will have an initial term of 2 years and which may be extended by the Board on an annual basis thereafter, will replace the Interim Agreement effective upon adjournment of the Shareholder Meeting.

Q. Does the Board of Directors recommend that shareholders vote to approve the New Agreement?

A. Yes, the Board of Directors unanimously recommends that the shareholders of the Fund vote to approve the New Agreement. The various factors the Board of Directors considered in making this determination are described in the Proxy Statement.

Q: When would the New Agreement take effect?

A: If approved by the Fund’s shareholders, the New Agreement would take effect upon adjournment of the shareholder meeting.

Q: How does the New Agreement differ from the Former Agreement and the Interim Agreement?

A: The terms and conditions of the New Agreement are substantially identical to those of the Former Agreement and the Interim Agreement, and differ from the Interim Agreement only with respect to the term and escrow provisions of the Interim Agreement which are described in the Proxy Statement.

Q: Will the approval of the New Agreement change the fees payable by the Fund under the Former Agreement?

A: No. The fees payable by the Fund to the New Adviser under the New Agreement will be the same as the fees paid under the Former Agreement and the Interim Agreement.

Q: Will the approval of the New Agreement change the current management of the Fund?

A: No. The New Adviser assumed responsibility for management of the Fund pursuant to the Interim Agreement on November 1, 2017. Accordingly, upon the approval of the New Agreement, the New Adviser will continue to serve as the Fund’s investment adviser and Mr. Pilecki will continue as the Fund’s portfolio manager.

Q: Why am I being asked to elect Directors?

A: Federal securities laws generally require that a majority of the members of the Board of Directors (the “Directors”) be elected by shareholders. Section 16(a) of the Investment Company Act provides that no person shall serve as a Director of a registered investment company unless elected to that office by the holders of the outstanding voting securities of such company, at an annual or a special meeting duly called for that purpose; except that vacancies occurring between such meetings may be filled in any otherwise legal manner if immediately after filling any such vacancy at least two-thirds of the directors then holding office shall have been elected to such office by the holders of the outstanding voting securities of the company at such an annual or special meeting. The current Directors on the Board of Directors are Frederick T. Blumer, Michael B. Orkin, David L. Eager, and James L. Underwood. As explained in the accompanying letter from the President of the Company, Derek Pilecki, each of the Directors, with the exception of Mr. Blumer, will retire from the Board once the New Agreement is approved and the nominees (the “Nominees”) are elected to the Board. The Nominees are Bevin E. Newton, Rhett E. Ingerick, and Derek Pilecki. Ms. Newton and Mr. Ingerick, if elected, would serve as Independent Directors. Mr. Pilecki, because he is the President and Chief Investment Officer of the New Adviser, would serve as an Interested Director. Each of the Nominees has been nominated, in part, because of the Nominee’s experience as a director or trustee for a registered investment company and experience working with the New Adviser. To ensure continued compliance with the aforementioned requirements, shareholders are being asked to elect each of Nominees, which will ensure compliance with Section 16(a) of the Investment Company Act.

Q. Does the Board of Directors recommend that shareholders vote to elect the Nominees?

A. Yes, the Board of Directors unanimously recommends that the shareholders vote in favor of all three Nominees. Information regarding the qualifications of each Nominee is set forth in the discussion of Proposal 2 in the Proxy Statement.

Q: Who is eligible to vote?

A: Shareholders of record of the Fund at the close of business on November 24, 2017 are entitled to be present and to vote at the Meeting. Each share of record of the Fund is entitled to one vote (and a proportionate fractional vote for each fractional share) on each Proposal presented at the Meeting.

Q: How do I ensure that my vote is accurately recorded?

A: You may attend the Meeting and vote in person or you may vote by telephone or internet or complete and return the enclosed proxy card. Proxy cards that are properly signed, dated and received prior to the Meeting will be voted as specified. If you specify a vote on any Proposal, your proxy will be voted as you indicate, and any Proposals for which you are entitled to vote but for which no vote is specified will be voted FOR that Proposal. If you simply sign, date and return the proxy card, but do not specify a vote on any of the Proposals, your shares will be voted FOR all Proposals for which you are entitled to vote.

Q: May I revoke my proxy?

A: You may revoke your proxy at any time prior to use by filing with the Secretary of the Company an instrument revoking the proxy prior to the Meeting, by submitting a proxy bearing a later date, or by attending and voting at the Meeting.

Q: What will happen if there are not enough votes to have the Meeting?

A: It is important that shareholders vote by telephone or internet or complete and return signed proxy cards promptly, but no later than 11:59 p.m., Eastern time, on [__________], to ensure there is a quorum for the Meeting. You may be contacted by officers of the Company or the New Adviser, or by Okapi Partners, the Fund’s proxy solicitor, who will assist you in voting your shares. If the Fund has not received sufficient votes to have a quorum at the Meeting or has not received enough votes to approve the New Agreement and the election of the new Directors, then the Meeting may be adjourned to a later date so we can continue to seek more votes.

Q: What happens if the Proposals are not approved?

A: If the Proposal is not approved with respect to the Fund’s New Agreement, then the Interim Agreement, with terms substantially identical to the terms of the applicable Former Agreement, except that the Interim Agreement will continue in effect for a term ending on the earlier of 150 days from the effective date of the Interim Agreement or shareholders’ approval of the New Agreement and the fees under such Interim Agreement will be escrowed, will continue to be effective until its termination. If the Interim Agreement expires prior to shareholders approving the applicable New Agreement, then the Board will take such action as it deems to be in the best interests of the Fund, which may mean liquidating the Fund, and the New Adviser will be paid the lesser of its costs incurred in performing its services under the Interim Agreement with respect to the Fund or the total amount in the escrow account, plus interest earned. The Proxy Statement contains additional information regarding the Interim Agreement.

If the Proposal with respect to the election of the three additional Directors is not approved, then the Directors who anticipate retiring from the Board as soon as practicable after the approval of the New Agreement and the election of the additional Directors will continue to serve as Directors until suitable alternative arrangements can be made or until their resignation or withdrawal as Directors by other means.

Q: Who will pay for the proxy solicitation?

A: The New Adviser will assume all costs, fees and expenses incurred by the Fund in connection with the shareholder meeting and proxy statement, including legal and accounting fees and costs associated with the solicitation of proxies with respect to the Proposals (including the fees of Okapi Partners as proxy solicitor). The Fund will not bear any of these costs.

Q: Whom should I call for additional information about the Proxy Statement?

A: If you have any questions regarding the Proxy Statement or completing and returning your proxy card, you can call Okapi Partners toll free at (855) 305-0855.

THE CALDWELL & ORKIN FUNDS, INC.
SPECIAL MEETING OF SHAREHOLDERS
To Be Held on February 8, 2018

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of The Caldwell & Orkin Funds, Inc., a Maryland corporation (the “Company”) of proxies for use at the Special Meeting of Shareholders (the “Meeting”) of the Caldwell & Orkin Market Opportunity Fund (the “Fund”), the sole series of the Company, or at any adjournment thereof. The principal address of the Company is 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246. This Proxy Statement and form of proxy were first mailed to shareholders on or about [Proxy Date], 2017.

The Meeting is being held for the following purposes:

1.	To approve a proposed new investment advisory agreement to be entered into by and between the Company, on behalf of the Fund, and Gator Capital Management, LLC;

2.	To elect three new Directors to serve on the Board of Directors; and

3.	To transact any other business that may properly come before the Meeting or any adjournment thereof in the discretion of the proxies or their substitutes.

Shareholders of record of the Fund as of the close of business on November 24, 2017 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the specifications therein. A proxy that is properly executed but has no voting instructions with respect to a Proposal will be voted for that Proposal. A shareholder may revoke a proxy at any time prior to use by filing with the Secretary of the Company an instrument revoking the proxy, by submitting a proxy bearing a later date or by attending and voting at the Meeting.

The Company has retained Okapi Partners to solicit proxies for the Meeting. Okapi Partners is responsible for printing proxy cards, mailing proxy material to shareholders, soliciting brokers, custodians, nominees, fiduciaries and shareholders, tabulating the returned proxies and performing other proxy solicitation services. The anticipated cost of these services is approximately $_______, and will be paid by the New Adviser.

In addition to solicitation through the mail, proxies may be solicited by officers, employees and agents of the Company without cost to the Fund, or by Okapi Partners. Such solicitation may be by telephone, facsimile or otherwise. It is anticipated that banks, broker-dealers and other financial institutions will be requested to forward proxy materials to beneficial owners and to obtain approval for the execution of proxies. The New Adviser will reimburse brokers, custodians, nominees and fiduciaries for the reasonable expenses incurred by them in connection with forwarding solicitation material to the beneficial owners of shares held of record by such persons.

PROPOSAL 1:	TO APPROVE A PROPOSED NEW ADVISORY AGREEMENT BY AND BETWEEN THE CALDWELL & ORKIN FUNDS, INC., ON BEHALF OF THE FUND, AND GATOR CAPITAL MANAGEMENT, LLC.

Background. As you are aware, Michael B. Orkin, has been the Fund’s Chief Investment Officer and has been primarily responsible for the day-to-day management of the Fund’s portfolio since August 24, 1992. Mr. Orkin is President of C&O Funds Advisor, Inc. and Chief Executive Officer and sole owner of Caldwell & Orkin, Inc., the parent company of C&O Funds Advisor, Inc., which has, until recently served as the investment adviser of the Fund (the “Former Adviser”) pursuant to an investment advisory agreement (the “Former Agreement”).

Earlier this year, after careful consideration, Mr. Orkin decided to retire from full-time asset management and informed the Board of Directors of the Company (the “Board” or the “Board of Directors”) of his decision. The Board determined, after careful consideration, that the best interests of the Fund and its shareholders could be best served by the selection of a suitable new investment adviser. The Board asked Mr. Orkin to recommend a replacement investment adviser, and, in coordination with Mr. Orkin, simultaneously performed an independent search for a suitable successor. Mr. Orkin then worked with the Board to perform due diligence on several qualified investment advisers. After careful consideration, including a series of calls and meetings between July 31, 2017 and October 31, 2017 and detailed review of information provided by the Former Adviser and the potential replacement investment advisers, the Board is recommending Gator Capital Management, LLC (the “New Adviser” or “Gator”), an investment adviser located in Tampa, Florida, owned and managed by Mr. Derek Pilecki, as the new investment adviser for the Fund.

At a meeting on October 10, 2017, after the Board determined to recommend the New Adviser as the new investment adviser for the Fund, the Fund approved an interim investment advisory agreement with the New Advisor (the “Interim Agreement”) on substantially the same terms as the Former Agreement, which the Board, including the Independent Directors, unanimously approved on August 20, 1992, and last renewed at a meeting held on June 15, 2017. The Interim Agreement became effective on November 1, 2017, after the successful closing of an asset purchase agreement (the “APA”) by and among the Former Adviser, Mr. Orkin and Gator, which included as consideration a declining percentage (from 100% to 20%) of the New Adviser’s revenue from the Fund under the New Agreement, to be paid over a period of 10 years commencing on the effective date of the New Agreement. Mr. Orkin has also been providing consulting services to the New Adviser since November 1, 2017 pursuant to a Consulting Agreement.

Also on October 10, 2017, the Board unanimously approved the New Agreement. However, under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the New Agreement requires shareholder approval by the Fund’s shareholders in order to become effective with respect to the Fund. Therefore, the Board is submitting the New Agreement to shareholders for approval. If approved, the New Agreement, which will have an initial term of 2 years and which may be extended by the Board on an annual basis thereafter, will replace the Interim Agreement effective upon the adjournment of the Shareholder Meeting. As a shareholder, you are entitled to vote on the New Agreement. Costs related to this proxy will be paid by the New Adviser. No such costs are being borne by the Fund.

Assignment and Termination of the Former Agreement. Under the Investment Company Act, a transaction that results in a change of control or management of an investment adviser is deemed an “assignment”. The Investment Company Act further provides that an investment advisory agreement will automatically terminate in the event of its assignment. Therefore, the sale of certain of the Former Adviser’s assets, including the Former Agreement, to the New Adviser pursuant to the APA resulted in an “assignment” and termination of the Former Agreement between the Fund and the Former Adviser.

The Fund has approved the Interim Agreement and the New Agreement, each on substantially the same terms as the Former Agreement, and the Board of Directors unanimously recommends that the Fund’s shareholders approve the proposed New Agreement between Fund and the New Adviser.

Section 15(f) of the Investment Company Act. The APA has been structured to comply with Section 15(f) of the Investment Company Act. Section 15(f) provides that when a change of control of an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection therewith as long as two conditions are satisfied. First, an “unfair burden” (as defined in the Investment Company Act, including any interpretations or no-action letters of the Securities and Exchange Commission (the “SEC”) or the staff of the SEC) must not be imposed upon the investment company as a result of the transaction relating to the change of control, or any express or implied terms, conditions or understandings applicable thereto. The term “unfair burden” includes any arrangement during the two-year period after the change of control whereby the investment adviser (or predecessor or successor advisor), or any “interested person” (as defined under the Investment Company Act) of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the investment company (other than fees for bona fide principal underwriting services). The Board of Directors has reviewed the terms of the New Agreement and, with the assistance of independent legal counsel, has determined that the transaction does not impose an “unfair burden” on the Fund.

The second condition is that, during the three-year period immediately following consummation of the transaction, at least 75% of the Company’s Board of Directors must not be “interested persons” of the investment adviser or predecessor investment adviser within the meaning of the Investment Company Act. Because three of the Board’s four Directors or Nominees are not “interested persons” of the New Adviser, the constitution of the Board of Directors if each of the three Nominees is elected, will satisfy the foregoing condition. No interested person of the New Adviser within the meaning of the Investment Company Act will serve on the Board of Directors of the Company during such period if such service would cause this condition to be violated.

Interim Advisory Agreement. The New Adviser currently provides investment advisory services to the Fund, pursuant to the Interim Agreement dated as of November 1, 2017. The terms of the Interim Agreement are substantially identical to those of the applicable Former Agreement and New Agreement, except for the term and escrow provisions described below.

Term of the Interim Agreement. The Interim Agreement will continue in effect for a term ending on the earlier of 150 days from the effective date of the Interim Agreement (the “150-day period”) or when shareholders of the Fund approve the New Agreement.

Escrow Provisions of the Interim Agreement. Pursuant to Rule 15a-4 under the Investment Company Act, compensation earned by the New Adviser under the Interim Agreement will be held in an interest-bearing escrow account. If shareholders of the Fund approve the New Agreement prior to the end of the 150-day period, the amount held in the escrow account under the Interim Agreement with respect to the Fund will be paid to the New Adviser. If shareholders of the Fund do not approve a New Agreement prior to the end of the 150-day period, the Board will take such action as it deems to be in the best interests of the Fund, which may mean liquidating the Fund, and the New Adviser will be paid the lesser of its costs incurred in performing its services under the Interim Agreement with respect to the Fund or the total amount in the escrow account, plus interest earned.

Comparison of Interim Agreement and New Agreement. The terms and conditions of the New Agreement are substantially identical to those of the Interim Agreement, except for the term and escrow provisions described above.

Investment Management Services. As is the case under the Interim Agreement, the New Adviser has agreed under the New Agreement to provide the following services to the Fund: (i) perform (or arrange for the performance by its affiliates or such other persons as the New Adviser may determine from time to time) the management and administrative services necessary for the operation of the Fund, including, without limitation, processing shareholder orders, administering shareholder accounts and handling shareholder relations; (ii) provide the Fund with office space, equipment and facilities and such other services as the New Adviser, subject to review by the Board of Directors of the Company, shall from time to time determine to be necessary or useful to perform the New Adviser’s obligations under the New Agreement; (iii) provide the Fund with such investment research, advice and supervision as the Fund may from time to time consider necessary for the proper supervision of the assets of the Fund; (iv) furnish continuously an investment program for the Fund and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities in which the Fund invests or cash, subject always to the restrictions of the Articles of Incorporation and Bylaws of the Fund, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Fund’s investment objectives, investment policies and investment restrictions as the same are set forth in the currently effective prospectus and statement of additional information relating to the shares of the Fund under the Securities Act of 1933, as amended; and (v) make decisions for the Fund as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund’s portfolio securities shall be exercised.

Management Fees. Under the New Agreement, the New Adviser will receive a fee for the Fund, computed and accrued daily and paid monthly, which is the same fee that the New Adviser is receiving under the Interim Agreement and that the Former Adviser received under the Former Agreement. Specifically, the Fund shall pay to the New Adviser monthly compensation at an annual rate, which will vary according to the assets of the Fund. Such annual rate will be determined as follows: (i) 1.00% of the average daily net assets up to $250 million; (ii) 0.90% of the average daily net assets in excess of $250 million but not more than $500 million; and (iii) 0.80% of the average daily net assets in excess of $500 million. Notwithstanding the foregoing, the New Adviser has contractually agreed to waive fees and reimburse the Fund to the extent necessary to prevent its annual ordinary operating expenses (excluding taxes, expenses related to the execution of portfolio transactions and the investment activities of the Fund (such as, for example, interest, dividend expenses on securities sold short, brokerage commissions and fees and expenses charged to the Fund by any investment company in which the Fund invests) and extraordinary charges such as litigation costs) from exceeding 2.0% of the Fund’s average net assets, and such limitation will remain in effect for a period of two years after the effective date of the New Agreement or until the New Agreement is otherwise terminated. The Fund did not pay any advisory fees to the New Adviser during the fiscal year ended March 31, 2017.

Continuance. If the New Agreement is approved by shareholders of the Fund, it will become effective with respect to the Fund as soon as practical after the Shareholder Meeting. The New Agreement will remain in force for an initial term of two years, and from year to year thereafter, subject to annual approval by: (1) the Board of Directors, or (2) a vote of a majority (as defined in the Investment Company Act) of the outstanding shares of the Fund. In either event, continuance of the New Agreement must also be approved by a majority of the Independent Directors, by a vote cast in person at a meeting called for the purpose of voting on the continuance.

Termination. The New Agreement may be terminated at any time, on 14 days’ written notice, without the payment of any penalty, by the Board of Directors or by the New Adviser. The New Agreement automatically terminates in the event of its assignment, as defined by the Investment Company Act and the rules thereunder.

The proposed New Agreement is attached as Exhibit A. The description of the New Agreement set forth in this Proxy Statement are qualified in their entirety by reference to Exhibit A.

Evaluation by the Board of Directors

The Investment Company Act requires that the Board of Directors, including the Independent Directors, review the Fund’s advisory contracts and consider whether to approve them and recommend that shareholders of the Fund approve them. On July 31, 2017, August 25, 2017, September 13, 2017, September 22, 2017, September 28, 2017 and October 10, 2017, the Board of Directors, including all Independent Directors, met, and on August 1, 2017, all Independent Directors met without the Interested Director, to consider and discuss the retention of Gator to replace the Former Adviser as the investment adviser to the Fund. As described in further detail below, on September 11, 2017, the Board made a detailed request for information from Gator in connection with the Board’s consideration of the approval of the Interim Agreement and the New Agreement with Gator, and Gator fully responded to that request. The Board of Directors, including all Independent Directors, met in-person with the principal executive officer and principal financial officer of Gator to evaluate the qualifications of Gator to serve as, and associated considerations surrounding the advisability of retaining Gator as, investment adviser to the Fund. In addition, Messrs. Orkin and Blumer travelled to Gator’s offices to further evaluate the advisability of retaining Gator to serve as investment adviser to the Fund. Finally, at an in-person meeting on October 10, 2017, the Directors, including all of the Independent Directors, unanimously approved the Interim Agreement, unanimously approved the New Agreement and unanimously recommended that the shareholders of the Company vote in favor of the approval of the New Agreement.

As described above, the Board requested and received detailed information from the New Adviser. The information requested and received by the Board included, among other information, the following:

•
A description of the nature and extent of the services that are to be rendered to the Fund by the New Adviser, including relevant details regarding the quality, cost and type of services that are projected to be provided in the next two years;

•	A copy of the New Adviser’s most recent Form ADV (Part 1 and Parts 2A & 2B) and disclosure of any material changes to the materials contained therein since the date for the Form ADV;

•	A description of any anticipated proposed changes to the investment objectives and/or strategies of the Fund;

•	A copy of the New Adviser’s most recent financial statements and for its last three fiscal years;

•
A description of the cost structure of Gator (both on a historical and pro forma basis adjusted for changed revenues and expenses upon serving as investment adviser to the Fund), the personnel, systems, equipment, office space and services used by Gator, and the financial wherewithal of Gator to fulfill its obligations under the New Agreement at various asset levels for the Fund;

•
A description of the portfolios under the management of the New Adviser and the investment performance of the New Adviser in managing investments for other investment company clients or managed account clients;

•	A description of any material changes that are anticipated in the composition of the Fund’s investment portfolio or the investment practices or techniques used or to be used for the Fund;

•	A description of any indirect benefits that the New Adviser may receive from its relationship to the Fund;

•
A description of the profitability the New Adviser expects to derive from its relationship with the Fund and an indication of whether the New Adviser intends to enter into an expense limitation agreement with the Fund;

•
A description of the anticipated asset levels of the Fund during the first year, third year and fifth year of the operations under the New Adviser’s management and a discussion the asset levels at which the New Adviser anticipates the Fund will benefit from economies of scale;

•
A description of the New Adviser’s program for insuring compliance with applicable laws, the New Adviser’s business continuity and disaster recover policies, and the New Adviser’s cybersecurity policies and procedures; and

•	A description of any ideas the New Adviser has for future growth of the Fund, improvement in efficiency of the Fund’s operations or improved services to the Fund’s shareholders.

Throughout their deliberations, the Independent Directors were assisted by counsel, who provided the Board with a memorandum regarding its responsibilities with respect to the approval of the New Agreement.

After reviewing and considering such information and materials as they deemed necessary, the Board of Directors, with the Independent Directors voting separately, unanimously approved the New Agreement and recommended approval of the New Agreement to the Fund’s shareholders.

In determining whether to approve the New Agreement, the Directors considered the best interests of the Fund. The Board considered, among other things: (1) the nature, extent and quality of the services to be provided by the New Adviser and the New Adviser’s experience managing registered investment companies as an investment adviser and sub-adviser; (2) the performance of the New Adviser in managing investments for other investment company clients or managed account clients; (3) the costs of the services to be provided and profits to be realized by the New Adviser from its relationship with the Fund, as well as fee rates charged by the New Adviser and other advisers for comparable strategies; (4) the extent to which economies of scale may be realized as the Fund grows and whether management fee levels reflect these economies of scale for the benefit of the Fund’s investors; (5) other benefits to be derived by the New Adviser from its relationship with the Fund; and (6) the likely effects of the New Agreement on the Fund and its shareholders.

Nature, Extent and Quality of Services. With respect to the approval of the New Agreement for the Fund, the Board reviewed the operating and investment advisory services to be provided by the New Adviser to the Fund, including, without limitation, its investment advisory services, its coordination of services for the Fund among the Fund’s service providers, its compliance procedures and practices, its efforts to promote the Fund and assist in its distribution and its provision of officers for the Company. Based on the foregoing information, the Board concluded that the nature, extent and quality of the management and advisory services to be provided by the New Adviser were appropriate for the Fund.

Performance of the New Adviser. In analyzing the performance of the New Adviser, the Board reviewed the investment performance of the New Adviser in managing investments for other investment company clients and managed account clients, both as an investment adviser and a sub-adviser, with investment objectives and strategies similar to, or overlapping in whole or in part, with those of the Fund, including the Gator Focus Fund, a series of shares of the Gator Series Trust, and Gator Financial Partners, LLC, a privately-offered investment partnership. After evaluating the performance of the New Adviser in such capacities, the Board concluded that the performance of the New Adviser was satisfactory.

Cost of Services and Projected Profits of the New Adviser with respect to the Fund. In analyzing the cost of services and the profitability that the New Adviser expects to derive from its relationship with the Fund, the Board considered that the New Agreement would result in no changes to the fees charged to the Fund, and that the services provided in exchange for such fees would be substantially the same as those performed by the Former Adviser. The Board also considered the New Adviser’s staffing, personnel and methods of operating; the financial condition of the New Adviser and the level of commitment to the Fund and the New Adviser by the principals of the New Adviser; the asset levels of the Fund; and the overall fees and expenses of the Fund. The Board also considered the New Adviser’s future expected profitability with respect to the Fund. The Board then reviewed the fees and expenses of the Fund, noting that they would be the same as under the Current Agreement, and then compared them to other funds similar in terms of the type of fund, the style of investment management, the size of the fund and the nature of the fund’s investment strategy, among other factors. The Board also considered the expense limitation provisions within the New Agreement and the financial capacity of the New Adviser to fulfill its obligations under the New Agreement. Following these comparisons and considerations and upon further discussion of the foregoing, the Board concluded that the fees to be paid to the New Adviser by the Fund under the New Agreement are appropriate and within the range of what would have been negotiated at arm’s length.

Economies of Scale. Following discussion of the Fund’s asset levels, expectations for growth, levels of fees and past adjustments to expense limitation agreements, the Board determined that the Fund’s fee arrangement was appropriate, and that the Fund’s overall fee structure provided for savings and protection for shareholders at lower asset levels through the Fund’s expense cap that is part of the New Agreement.

Other Benefits Derived by the New Adviser from its Relationship with the Fund. The Board considered that (other than the advisory fee) there are no material “fall-out” or ancillary benefits that accrue to the New Adviser as a result of its relationship with the Fund. Based on the foregoing information, the Board concluded that such potential benefits are immaterial to its consideration and approval of the New Agreement.

Following its consideration of all of the foregoing, the Board of Directors unanimously approved the New Agreement and unanimously recommended approval of the New Agreement by shareholders of the Fund. No single factor was considered in isolation or to be determinative to the decision of the Directors to approve the New Agreement and recommend approval to the Fund’s shareholders. Rather, the Directors concluded, in light of their weighing and balancing all factors, that approval of the New Agreement was in the best interests of the Fund and its shareholders.

As previously stated, the Directors, including the Independent Directors, unanimously approved the Interim Agreement. The terms of the Interim Agreement are substantially identical to those of the Former Agreement and the New Agreement, except that the duration of the Interim Agreement is limited and fees paid under the Interim Agreement will be escrowed (as described above).

Following the Board’s approval of the Interim Agreement and the New Agreement, on October 25, 2017 and October 31, 2017, the Board, including all of the Independent Directors, met to receive an update from the Former Adviser and Gator on the APA, the measures in place to ensure a smooth transition of advisory services between firms, and the evaluation and selection of the Nominees.

Shareholder Approval

To become effective with respect to the Fund, the vote of a majority of the outstanding shares of the Fund is required for approval of the New Agreement. The vote of a majority of the outstanding shares of the Fund means the vote of the lesser of: (1) 67% or more of the shares of the Fund present or represented by proxy at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (2) more than 50% of the outstanding shares of the Fund. For purposes of determining the approval of the New Agreement, abstentions and broker non-votes will have the same effect as shares voted against the Proposal.

The Board of Directors unanimously recommends that shareholders of the Fund vote FOR the New Agreement.

PROPOSAL 2:	TO ELECT THE THREE NEW DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS

Background. The Board of Directors is currently comprised of the following four Directors: Frederick T. Blumer, David L. Eager, James L. Underwood, and Michael B. Orkin. Mr. Blumer and Mr. Orkin have been Directors since 1990. Mr. Eager has been a Director since 1992. Mr. Underwood has been a Director since 2006. Mr. Eager, Mr. Underwood, and Mr. Orkin have determined to retire as Directors once the New Agreement is approved and the Nominees are elected to the Board. Accordingly, the Company’s Independent Directors have unanimously recommended, with the approval of the Board of Directors, each of the following persons for election by the shareholders of the Fund: Bevin E. Newton, Rhett E. Ingerick, and Derek Pilecki (collectively the “Nominees”). Shareholders of the Company are being asked to vote on a proposal to elect all three Nominees. Upon their election as Directors by the Fund’s shareholders, each of Bevin E. Newton and Rhett E. Ingerick will serve as Independent Directors. Derek Pilecki, who is the President and Chief Investment Officer of the New Adviser, will serve as an Interested Director. Frederick T. Blumer will continue to serve as an Independent Director.

The Independent Directors of the Company are responsible for nominating, selecting and appointing Independent Directors to stand for election at appropriate meetings of the shareholders of the Company. Among the factors that the Independent Directors generally consider are the candidate’s general understanding of the mutual fund industry; educational background; business and professional experience; interpersonal skills and ability to contribute to the ongoing functions of the Board; and any specific financial, technical or other expertise possessed by the candidate. While the Independent Directors have not adopted a specific policy on diversity or a particular definition of diversity, when considering candidates, the Independent Directors generally consider the manner in which each candidate’s experience, viewpoints and backgrounds are complementary to the existing Directors’ attributes. Due to the Board’s historical small size and low rate of turnover, the Independent Directors have not established a Nominating Committee and do not conduct their nominating functions pursuant to a formal charter.

On October 25, 2017 and October 31, 2017, the Board, including all of the Independent Directors, met to review pertinent information on the nomination of Ms. Newton and Messrs. Ingerick and Pilecki as Directors and nominated and selected them for election as Directors. On October 31, 2017, the full Board of Directors, including all of the Independent Directors, approved the nomination of each of the Nominees to be elected to serve as a Director of the Company and unanimously recommended that the shareholders vote in favor of the election of the Nominees.

Section 16(a) of the Investment Company Act provides that no person shall serve as a director of a registered investment company unless elected to that office by the holders of the outstanding voting securities of such company, at an annual or a special meeting duly called for that purpose; except that vacancies occurring between such meetings may be filled in any otherwise legal manner if immediately after filling any such vacancy at least two-thirds of the directors then holding office shall have been elected to such office by the holders of the outstanding voting securities of the company at such an annual or special meeting. To ensure continued compliance with the forgoing requirement, shareholders are being asked at this Meeting to elect the Nominees. The term of office of each Nominee will be until the Director dies, resigns, is removed, or, if sooner, until the next meeting of shareholders called for the purpose of electing Directors and until the Director’s successor is elected and qualified. Each Nominee has indicated a willingness to serve as a member of the Board of Directors if elected. If any of the Nominees should not be available for election, the persons named as proxies (or their substitutes) may vote for other persons in their discretion. However, management has no reason to believe that any Nominee will be unavailable for election.

Background and other information regarding the Directors, the Nominees and the Fund’s officers is set forth below.

The Board of Directors Generally

The Bylaws of the Company provide that the Board of Directors shall consist of not fewer than three nor more than twelve Directors, with the exact number being set from time to time by the Board. As noted above, the Board currently consists of four Directors.

The Board of Directors oversees the management of the Company and meets quarterly to review reports about the Company’s operations, or more frequently if necessary. The Board of Directors provides broad supervision over the affairs of the Company. The Board of Directors, in turn, elects the officers of the Company to actively supervise the Fund’s day-to-day operations. Subject to the Investment Company Act and applicable Maryland law, the Directors may fill vacancies in or reduce the number of Board members, and may elect and remove officers and appoint and terminate agents, as they consider appropriate. The Directors may appoint from their own number and establish (and terminate) one or more committees consisting of two or more Directors who may exercise the powers and authority of the Board to the extent that the Directors determine. The Directors may, in general, delegate such authority as they consider desirable to any officer of the Company, to any Committee of the Board or to any agent or employee of the Company.

Registrant’s Articles of Incorporation (Article VI) provide that the Company shall indemnify its Directors and Officers to the fullest extent permitted by law. The Company’s Bylaws (Article VII, Section 1) provide that the Company shall indemnify any Director and/or Officer who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director or Officer of the Company, or is or was serving at the request of the Company as a Director or Officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the maximum extent permitted by law. With respect to indemnification of Officers and Directors, Section 2-418 of the Maryland General Corporation Law provides that a corporation may indemnify any Director who is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of service in that capacity, or is or was serving at the request of the corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and expenses actually and reasonably incurred by him in connection with such action, suit or proceeding unless (1) it is established that the act or omission of the Director was material to the matter giving rise to the proceeding, and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (2) the Director actually received an improper personal benefit of money, property, or services; or (3) in the case of any criminal action or proceeding, had reasonable cause to believe that the act or omission was unlawful. A court of appropriate jurisdiction may, however, except in proceedings by or in the right of the Company or in which liability has been adjudged by reason of the person receiving an improper personal benefit, order such indemnification as the court shall deem proper if it determines that the Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Director has met the requisite standard of conduct. Under Section 2-418, the Company may also indemnify Officers, employees and agents of the Company who are not Directors to the same extent that it shall indemnify Directors and Officers, and to such further extent, consistent with law, as may be provided by general or specific action of the Board of Directors or contract. Pursuant to Section 2-418 of the Maryland General Corporation Law, the termination of any proceeding by judgment, order or settlement does not create a presumption that the person did not meet the requisite standard of conduct required by Section 2-418. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the person did not meet the requisite standard of conduct.

Information Regarding the Nominees and Officers of the Company. The Independent Directors and the Board have considered each Nominee’s experience, qualifications, attributes and skills in light of the Board’s function and the Company’s business and structure, and has determined that each Nominee possesses experience, qualifications, attributes and skills that will enable the Nominee to be an effective member of the Board. Set forth in the table below is a summary of the specific experience, qualifications, attributes and/or skills for each Nominee. The Independent Directors and the Board have determined that each of the Nominees’ careers and background, combined with their interpersonal skills and general understanding of financial and other matters, will enable the nominees to effectively participate in and contribute to the Board’s functions and oversight of the Company. References to the qualifications, attributes and skills of Nominees are pursuant to requirements of the Securities and Exchange Commission, do not constitute holding out the Board or any Nominee as having any special expertise or experience, and shall not impose any greater responsibility on any such person or on the Board by reason thereof.

Nominees
Independent Directors
Rhett E. Ingerick
Functional Analyst Lead at KForce Inc., a professional staffing services firm (2015-present); Senior Integration Developer, Talbots, Inc. (2014-2015); Software Developer, Kforce Inc. (1999-2014). He has a BA from Davidson College. He brings knowledge of technology and operations management to the Board.

Bevin E. Newton
Ms. Newton has served as the Executive Director of The Roswell United Methodist Church Foundation. She also currently serve as a choreographer and ballet teacher at Dance Stop Studios/Dance Stop Company and Cartersville School of Ballet/Cartersville City Ballet. Prior to these current roles, she held management positions at The Coca-Cola Company and American Management Systems. Bevin has an MBA from the University of North Carolina at Chapel Hill and a BA from Duke University. She brings experience in executive-level leadership to the Board.

Interested Directors
Derek Pilecki*
Mr. Pilecki is the President of the Company and the Managing Member and Portfolio Manager of the New Adviser. Prior to working with the New Adviser, he was a Vice President, Portfolio Manager at Goldman Sachs Asset Management. In total, he has 23 years of experience in the investment management industry. He has an MBA from the University of Chicago and a BA from Duke University. He brings his knowledge of the investment management industry to the Board.

*	Mr. Derek Pilecki is an “interested person” of the Company because he is the President and Chief Investment Officer of the New Adviser

The following is a list of the Nominees and Directors, as well as Officers of the Company as of [Proxy Date]. The business address of each Director and executive officer is 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246. Among the Directors, Frederick T. Blumer, David L. Eager, and James L. Underwood are Independent Directors and Mr. Michael B. Orkin is an Interested Director. Among the Nominees, each of Bevin E. Newton and Rhett E. Ingerick will be Independent Directors; that is, none of them is considered an “interested person” of the Company under the Investment Company Act, because they are not employees or officers of, and have no financial interest in, the Company’s affiliates or its service providers. Mr. Pilecki is considered an “interested person” of the Company under the Investment Company Act because he is the President and Chief Investment Officer of the New Adviser.

Name and Age	Position(s) held with the Company and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Funds Overseen	Other Directorships During the Past 5 Years
INDEPENDENT DIRECTORS
Rhett E. Ingerick Age: 42	Nominee N/A	Functional Analyst Lead at KForce Inc., a professional staffing services firm (2015-present); Senior Integration Developer, Talbots, Inc. (2014-2015); Software Developer, Kforce Inc. (1999-2014).	2	Gator Series Trust
Bevin E. Newton Age: 46	Nominee N/A	Executive Director, The Roswell United Methodist Church Foundation (April 2012-May 2016); Choreographer and Ballet Teacher, Dance Stop Studios/Dance Stop Company (June 2016-present); Choreographer and Ballet Teacher, Cartersville School of Ballet/Cartersville City Ballet (2004-present).	2	Gator Series Trust
Frederick T. Blumer Age: 58	Director Since 1990	Mr. Blumer is the CEO of Vehcon, Inc., and was formerly CEO of X-spand International, Inc. and was formerly Vice President of HUGHES Telematics, Inc.	1	None
David L. Eager Age: 75	Director Since 1992	Mr. Eager is a Partner at Eager, Davis & Holmes LLC, and was formerly Director for Product Development for Driehaus Capital Management and a Global Partner with William M. Mercer, Inc. Mr. Eager is also the Interim Executive Director of the Kentucky Retirement System Board of Trustees since September 2016. He was previously the Vice Chair of the Kentucky Retirement System Board of Trustees and Chair of its Investment Committee.	1	None
James L. Underwood Age: 67	Director Since 2006	Mr. Underwood is the Founder and Sole Owner of Underwood Advisors, LLC, an Estate and Financial Planning firm and was formerly a Principal and shareholder of Windham Brannon P.C. and a Member of the Board of Managers of Windham Brannon Financial Group, LLC. Prior to that he was the President of Tarpley & Underwood, P.C. and Tarpley & Underwood Financial Advisors, LLC.	1	None
INTERESTED DIRECTOR
Derek Pilecki* Age: 47	Nominee N/A	President of the Company (2017-Present); President and Chief Investment Officer for the New Adviser (2008 – present); Co-Chair of the Investment Committee for the Growth Team and Portfolio Manager at Goldman Sachs Asset Management (2002 – 2008).	1	Gator Series Trust
Michael B. Orkin**	Infinite Term Since 1990	Mr. Orkin is the CEO and sole shareholder of Caldwell & Orkin, Inc., of which C&O Funds Advisor, Inc. is a wholly-owned subsidiary. Mr. Orkin has been a portfolio manager at Caldwell & Orkin, Inc. since 1985, and is a Chartered Financial Analyst.	1	None

*	Mr. Pilecki is an “interested person” of the Company because he is the Chief Executive Officer of the New Adviser.
**	Mr. Orkin is an “interested person” of the Company because he is the Chief Executive Officer of the Former Adviser.

Name and Age	Position(s) held with the Company and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Funds Overseen	Other Directorships During the Past 5 Years
EXECUTIVE OFFICERS
Derek Pilecki* Age: 47	President Since 2017	President of the Company (2017-Present); President and Chief Investment Officer for the New Adviser (2008 – present); Co-Chair of the Investment Committee for the Growth Team and Portfolio Manager at Goldman Sachs Asset Management (2002 – 2008).	1	Gator Series Trust
Erik Anderson Age: 40	Treasurer Since 2017	Treasurer of the Company (2017-Present); Chief Financial Officer at Oakpoint Advisors (January 2016 - present); Chief Financial Officer for Gator (2012 - present); Chief Financial Officer of Praesidis Advisors LLC (2008 - December 2015).	0	None
Charles C. Black Age: 38	Chief Compliance Officer Since 2016	Mr. Black is a Senior Compliance Officer at Ultimus Fund Solutions, LLC (2015 to present) and a Chief Compliance Officer of Ultimus Managers Trust (January 2016 to present). Previously, Mr. Black was Assistant Chief Compliance Officer of Ultimus Managers Trust (April 2015 - January 2016); Senior Compliance Manager at Touchstone Mutual Funds (2013 to 2015); and Senior Compliance Manager at Fund Evaluation Group (2011 to 2013).	0	None
Benjamin V. Mollozzi Age: 32	Secretary Since 2017
Mr. Mollozzi is an Attorney at Ultimus Fund Solutions, LLC and Ultimus Fund Distributors, LLC (since 2015); Secretary of AlphaMark Investment Trust (since 2017); and Secretary of Piedmont Investment Trust (since 2017).

Previously, Mr. Mollozzi was a Buyer and Planner for Procter & Gamble (2012 to 2015).
			N/A	N/A

Name and Age	Position(s) held with the Company and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Funds Overseen	Other Directorships During the Past 5 Years
Bryan W. Ashmus Age: 44	Assistant Treasurer Since 2016
Mr. Ashmus is Vice President and Director of Financial Administration at Ultimus Fund Solutions, LLC (since December 2015); Principal Financial Officer and Treasurer of Valued Advisers Trust (since December 2013); Chief Financial Officer and Treasurer of Cross Shore Discovery Fund (since June 2016); and Chief Financial Officer and Treasurer of Peachtree Alternative Strategies Fund (since December 2016).

Mr. Ashmus was previously Vice President and Manager of Financial Administration of Huntington Asset Services, Inc. (n/k/a Ultimus Asset Services, LLC) (September 2013 to December 2015); and Vice President of Fund Administration at Citi Fund Services Ohio, Inc. (May 2005 to September 2013).
			N/A	N/A
Tiffany R. Franklin Age: 41	Assistant Secretary Since 2017
Ms. Franklin is a Senior Paralegal at Ultimus Fund Solutions, LLC (December 2015 to present); and is Secretary of Capitol Series Trust (December 2015 to present).

Ms. Franklin was previously a Paralegal at Huntington Asset Services, Inc. (n/k/a Ultimus Asset Services, LLC) (April 2012 to December 2015).
			N/A	N/A

BOARD LEADERSHIP STRUCTURE, RISK OVERSIGHT AND COMMITTEE ARRANGEMENTS

Board Structure

The Company’s Board includes three Independent Directors and one “interested person,” Mr. Orkin, who was the President of the Company and is the President of the Former Adviser. The Board has established two standing committees, an Audit Committee and a Proxy Voting Committee, which are comprised entirely of the Independent Directors. Information regarding these committees is set forth below. The Board has appointed Frederick T. Blumer, an Independent Director, to serve in the role as Chairman. The Board has determined that the Board’s structure is appropriate given the characteristics, size and operations of the Company. The Board also believes that its leadership structure, including its committees, helps facilitate effective oversight of the Company’s management. The Board reviews its structure annually. The Board has not appointed an independent Director to serve as lead independent Director because, among other things, the Board’s current and historical small size permits the Company’s management to communicate with each Independent Director as and when needed, and permit each Independent Director to be involved in each committee of the Board (each a “Committee”) as well as each Board function.

Risk Oversight

With respect to risk oversight, the Board considers risk management issues as part of its general oversight responsibilities throughout the year. The Board holds four regular meetings each year to consider and address matters involving the Company and the Fund. During these meetings, the Board receives reports from the Company management, the Fund’s administrator, transfer agent and distributor, and the Company’s CCO, Charles C. Black, on regular quarterly items and, where appropriate and as needed, on specific issues. As part of its oversight function, the Board also may hold special meetings or communicate directly with the Company management or the CCO to address matters arising between regular meetings. The Audit Committee also meets with the Company’s independent auditor on an annual basis, to discuss, among other things, the internal control structure of the Company’s financial reporting function. In addition, the Board has adopted policies and procedures for the Company to help detect and prevent and correct violations of the federal securities laws. The Board met four times during the fiscal year ended April 30, 2017.

Qualification of Directors and Nominees

The Board has considered each Director and Nominee’s experience, qualifications, attributes and skills in light of the Board’s function and the Company’s business and structure, and has determined that each Director and Nominee possesses experience, qualifications, attributes and skills that enable the Director to be an effective member of the Board. The Company believes that each of the Directors and Nominees has the appropriate experience, qualifications, attributes and skills (collectively “Director Attributes”) to continue or begin to serve as a Director to the Company in light of the Company’s business and structure. Among the Director Attributes common to each of the Directors or Nominees are their ability to evaluate, question and discuss information about the Fund; to interact effectively with the other Directors or Nominees, the Company management, the CCO and the Company’s third-party service providers, legal counsel and independent registered public accounting firm; and to exercise business judgment in the performance of their duties as Directors. In addition, each of the Directors and Nominees have the experience described in the tables above.

The Board has determined that each of the Directors and Nominees’ careers and background, combined with their interpersonal skills and general understanding of financial and other matters, enable the Directors and Nominees to effectively participate in and contribute to the Board’s functions and oversight of the Company.

BOARD COMMITTEES

The Directors have established the following standing committees:

Audit Committee: All of the independent directors are members of the Audit Committee, which oversees the Fund’s accounting and financial reporting policies, the independent audit of its financial statements, and reviews the fees charged by the auditors for audit and non-audit services. A Chairman of the Audit Committee will be selected after the election of the Nominees. The Audit Committee held one meeting during the last fiscal year, and plans to meet regularly, at least once a year, going forward. The Audit Committee also acts as the Fund’s Qualified Legal Compliance Committee (“QLCC”), which is responsible for receiving any reports of material violations of securities laws by any officer, director, employee or agent of the Fund, investigating those reports, and taking appropriate action. The QLCC did not meet during the last fiscal year.

Proxy Voting Committee: All of the independent directors are members of the Proxy Voting Committee. The Proxy Voting Committee will determine how the Fund should cast its vote, if called upon by the Board or the Manager, when a matter with respect to which the Fund is entitled to vote presents a conflict between the interests of the Fund’s shareholders, on the one hand, and those of the Fund’s Manager, principal underwriter or an affiliated person of the Fund, on the other hand. The Proxy Voting Committee will meet from time to time as it deems necessary to review the Fund’s Proxy Voting Policy and recommend any changes to the Board as it deems necessary or advisable, and to assist the Fund in voting any proxies when a conflict of interest arises for the Manager. The Proxy Voting Committee did not meet during the last fiscal year.

NOMINEE AND DIRECTOR OWNERSHIP OF FUND’S SHARES: The following table shows each Nominee’s or Director’s beneficial ownership of shares of the Fund. Information is provided as of October 31, 2017:

Dollar Range of Fund Shares Owned by Nominee or Director
Nominees
Bevin E. Newton	$0
Rhett E. Ingerick	$0
Derek Pilecki	$50,001-$100,000
Directors
Frederick T. Blumer	Over $100,000
David L. Eager	$1-$10,000
Michael B. Orkin	Over $100,000
James L. Underwood	Over $100,000

NOMINEE AND DIRECTOR COMPENSATION: The Fund pays each Director, other than the Independent Chairman, who is not affiliated with the New Adviser, an annual fee of $15,000 per year, plus $3,500 for each in‐person meeting attended and $1,500 for each other meeting attended. The Fund pays the Independent Chairman an annual fee of $19,000 per year, plus $5,250 for each in-person meeting attended and $3,250 for each other meeting attended. The Fund pays the Director serving as Chairman of the Audit Committee an additional annual fee of $2,500. In addition, the Independent Director responsible for reviewing the Code of Ethics and Personal Trading Reports for each quarterly meeting is paid an additional fee of $250 per meeting. The annual fees are payable in four equal quarterly installments and are paid as of the date of each quarterly Board meeting. The Fund also reimburses Directors’ actual out-of-pocket expenses relating to attendance at meetings. During the fiscal year ended April 30, 2017, the Directors received the following compensation from the Fund:

Director*	Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued	Estimated Annual Benefits Upon Retirement	Total Compensation for Services to the Fund
Frederick T. Blumer	$37,000	N/A	$0	$37,000
David L. Eager	$25,000	N/A	$0	$25,000
James L. Underwood	$27,500	N/A	$0	$27,500

*
Effective June 1997, the Board of Directors agreed to receive their compensation entirely in shares of the Fund. Although Directors would be subject to the Fund’s 2% redemption fee if they redeem within 90 days, there are no other restrictions as to their ability to redeem or otherwise dispose of their shares. Alternatively, Directors may elect to receive their compensation in cash, provided that they have committed to promptly purchase shares of the Fund for the amount of such compensation at the next determined net asset value after their order is received.

Shareholder Approval

The proposal for the election of the Directors requires a plurality of the shares of the Fund voted in person or by proxy at the Meeting, provided that a quorum exists at the Meeting. If some, but not all, of the Directors are elected by the shareholders, then those Directors who are not elected by the shareholders will not serve on the Board, and those Directors who are elected by the shareholders will manage the business and affairs of the Fund until their successors are elected and duly qualified. In addition, the Directors who are elected by the shareholders would have the authority to fill any vacancy on the Board for Directors by appointing another Director at their discretion. If none of the Directors are approved by the shareholders, then the Board will consider possible alternative arrangements, including filing another proxy statement and submitting another slate of proposed nominees to serve as Directors.

PROPOSAL 3:	TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN THE DISCRETION OF THE PROXIES OR THEIR SUBSTITUTES

The proxy holders have no present intention of bringing any other matter before the Meeting other than those specifically referred to above or matters in connection with or for the purpose of effecting the same. Neither the proxy holders nor the Board of Directors are aware of any matters which may be presented by others. If any other business shall properly come before the Meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

ADDITIONAL INFORMATION REGARDING SHAREHOLDERS AND VOTING REQUIREMENTS

Record Date. The Board of Directors has fixed the close of business on November 24, 2017 (the “Record Date”) as the record date for the determination of shareholders of the Fund entitled to notice of and to vote at the Meeting or any adjournment thereof. As of the Record Date, there were [           ] shares of beneficial interest of the Fund outstanding.

All full shares of the Company are entitled to one vote, with proportionate voting for fractional shares.

On the Record Date, all Directors and officers of the Company as a group owned of record or beneficially [     ]% of the outstanding shares of the Fund.

5% Shareholders. As of the Record Date, the following shareholders owned of record more than 5% of the outstanding shares of beneficial interest of the Fund. No other person owned of record and, according to information available to the Company, no other person owned beneficially, 5% or more of the outstanding shares of the Company (or the Fund) on the Record Date: [CONFIRM]

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104	931,384.432	19.26%
National Financial Services, LLC 82 Devonshire St. Mail Zone ZE7F Boston, Ma 02109	1,037,313.749	21.45%

Quorum. A quorum is the number of shares legally required to be at a meeting in order to conduct business. The presence, in person or by proxy, of more than 50% of the outstanding shares of the Company is necessary to constitute a quorum at the Meeting. Proxies properly executed and marked with a negative vote or an abstention will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. If the Meeting is called to order but a quorum is not present at the Meeting, the persons named as proxies may vote those proxies that have been received to adjourn the Meeting to a later date. If a quorum is present at the Meeting but sufficient votes to approve a Proposal described herein are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies received that voted in favor of a Proposal in favor of such an adjournment and will vote those proxies received that voted against the Proposal against any such adjournment.

Abstentions and “broker non-voters” are counted for purposes of determining whether a quorum is present but do not represent votes cast with respect to a Proposal. “Broker non-votes” are shares held by a broker or nominee for which an executed proxy is received by the Company, but are not voted as to one or more Proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power. Notwithstanding the foregoing, “broker non-votes” will be excluded from the denominator of the calculation of the number of votes required to approve any Proposal to adjourn the Meeting. Accordingly, abstentions and “broker non-votes” will effectively be a vote against a Proposal, for which the required vote is a percentage of the outstanding voting shares and will have no effect on a vote for adjournment.

ADDITIONAL INFORMATION REGARDING THE OPERATION OF THE FUND

Investment Adviser

Gator Capital Management, LLC., with its principal place of business at 100 South Ashley Drive, Suite 895, Tampa, Florida, 33602, serves as the investment adviser to the Fund. The New Adviser is controlled by Derek Pilecki, who also serves as President and Chief Investment Officer.

Mr. Pilecki is the President and Chief Investment Officer of the New Adviser and Mr. Anderson is the Treasurer of the New Adviser. No other officers or Directors of the Company are also officers, employees or shareholders of the New Adviser.

The address for each of the aforementioned officers and directors is 100 South Ashley Drive, Suite 895, Tampa, Florida, 33602.

Principal Underwriter

Ultimus Fund Distributors, LLC (the “Distributor”), whose principal address is 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246, is the distributor (also known as principal underwriter) of the shares of the Fund. The Distributor is a registered broker-dealer and is a member of the Financial Industry Regulatory Authority, Inc. (FINRA).

Under a Distribution Agreement with the Company, dated October 24, 2016 (as amended), the Distributor acts as the agent of the Company in connection with the continuous offering of shares of the Fund. The Distributor continually distributes shares of the Fund on a best efforts basis. The Distributor has no obligation to sell any specific quantity of Fund shares. The Distributor and its officers have no role in determining the investment policies or which securities are to be purchased or sold by the Company. The Distributor does not receive compensation from the Fund for its distribution services. The New Adviser pays the Distributor a fee for certain distribution-related services.

The Distributor may enter into agreements with selected broker-dealers, banks or other financial intermediaries for distribution of shares of the Fund. With respect to certain financial intermediaries and related fund “supermarket” platform arrangements, the Fund and/or the New Adviser, rather than the Distributor, typically enter into such agreements. These financial intermediaries may charge a fee for their services and may receive shareholder service or other fees from parties other than the Distributor. These financial intermediaries may otherwise act as processing agents and are responsible for promptly transmitting purchase, redemption and other requests to the Fund.

Administration, Fund Accounting, Transfer Agency and Other Services

Ultimus Fund Solutions, LLC (the “Administrator”), whose principal address is 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246, perform administration, fund accounting, and transfer agent services to the Fund pursuant to a Master Services Agreement (the “Administration Agreement”).

Pursuant to the Administration Agreement the Fund pays the Administrator a bundled fee for administration, fund accounting and transfer agency services. The Fund also pays the Administrator certain surcharges and shareholder account fees. The fee is accrued daily by the Fund and are paid monthly based on the average net assets, transactions and positions for the prior month.

Annual and Semiannual Reports

The Fund will furnish, without charge, a copy of their most recent annual report and most recent semi-annual report succeeding such annual report, if any, upon request. To request the annual or semi-annual report, please call us toll free at (800) 467-7903 or write to The Caldwell & Orkin Funds, Inc. at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246. The Fund’s annual and semi-annual reports are also available, without charge, on the Fund’s website at www.caldwellorkin.com.

OTHER MATTERS

Shareholder Proposals

As a Maryland corporation, the Company does not intend to, and is not required to hold annual meetings of shareholders, except under certain limited circumstances. The Board of Directors does not believe a formal process for shareholders to send communications to the Board of Directors is appropriate due to the infrequency of shareholder communications to the Board of Directors. The Company has not received any shareholder Proposals to be considered for presentation at the Meeting. Under the proxy rules of the Securities and Exchange Commission, shareholder Proposals may, under certain conditions, be included in the Company’s proxy statement and proxy for a particular meeting. Under these rules, Proposals submitted for inclusion in the Company’s proxy materials must be received by the Company within a reasonable time before the solicitation is made. The fact that the Company receives a shareholder Proposal in a timely manner does not insure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion. Annual meetings of shareholders of the Fund are not required as long as there is no particular requirement under the Investment Company Act, which must be met by convening such a shareholder meeting. Any shareholder Proposal should be sent to The Caldwell & Orkin Funds, Inc. at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246.

Board Meetings During the Most Recent Fiscal Year

The Board held four meetings during the most recent fiscal year.

Shareholder Communications with Directors

Shareholders who wish to communicate with the Board or individual Directors should write to the Board or the particular Director, care of the Fund, at the offices of the Company as set forth below. All communications will be forwarded directly to the Board or the individual Director.

Shareholders also have an opportunity to communicate with the Board at shareholder meetings. the Company does not have a policy requiring Directors to attend shareholder meetings.

Proxy Delivery

The Company may only send one Proxy Statement to shareholders who share the same address unless the Company has received different instructions from one or more of the shareholders. Each Fund will deliver promptly to a shareholder, upon oral or written request, a separate copy of the Proxy Statement to a shared address to which a single copy of this Proxy was delivered. By calling or writing the Fund, a shareholder may request separate copies of future proxy statements, or if the shareholder is receiving multiple copies of the proxy statement now, may request a single copy in the future. To request a paper or email copy of the Proxy Statement or annual report at no charge, or to make any of the aforementioned requests, call us toll free at (800) 467-7903 or write to The Caldwell & Orkin Funds, Inc. at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246 or go to http://www.______.com.

By Order of the Board of Directors,

Derek Pilecki
President, The Caldwell & Orkin Funds, Inc.

Date: __________, 2017

Please complete, date and sign the enclosed Proxy and return it promptly in the enclosed reply envelope. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. You may also vote by telephone or through the internet by following the instructions on your proxy card.

Exhibit A
PROPOSED NEW INVESTMENT ADVISORY AGREEMENT
BY AND BETWEEN
THE COMPANY, ON BEHALF OF THE FUND, AND THE NEW ADVISER

A-1